UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2024

bowmo, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-54624	26-4144571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 891 New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 398-0002

bowmo, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Plan and Agreement of Merger

On December 13, 2024, bowmo, Inc., (the “Company”), Bowmo Merger Sub, Inc. (“Merger Sub”), OWNverse, LLC, a Delaware limited liability company, and Digital Tails Group, a Serbian company, (“Targets”) entered into Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will acquire the Targets on or about December 31, 2024, and then will merge with and into Bowmo.

Pursuant to the Agreement, the purchase price for 100% of the issued and outstanding membership and shares of the Targets will be 1,500 shares of Series I Preferred stock that equals 15% of the Company, the Company agrees to pay the Targets One Million ($1,000,000) dollars twelve (12) months after the acquisition is completed, if the Targets reach $1,500,000 in revenue one year after the acquisition the Company will issue another 250 shares of the Series I Preferred stock, the Targets can earn a further 250 shares of Series I Preferred stock (for a total of 2,000 shares of Series I Preferred Stock) if the Targets revenues reach $2,000,000 within the first year after the acquisition, and Targets will receive $143,000 convertible promissory note that is to repaid within six (6) months of the acquisition or can be converted into common shares thereafter (the “Merger Consideration”). If the Company fails to pay the $1,000,000 within the twelve (12) months of completing the acquisition the Targets have the right to either create a convertible promissory note in the amount of $1,000,000 that would convert at the closing share price as per the OTC Markets, or the Targets may unwind the Agreement.

The Merger Consideration will be issued to the owners of Targets in the Merger. Merger closing is to occur upon the satisfaction of several conditions, including customary closing conditions, including the receipt of PCAOB audited financials, necessary approval from each of the Company and Targets, the accuracy of the representations and warranties of the other party, performance by the other party of its obligations under the Merger Agreement, and the absence of any material adverse changes in the condition of the other party. The Company’s management sees no impediment to the consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Targets, their respective affiliates or their respective businesses.

The Agreement contains customary representations and warranties, operating covenants and termination rights.

The foregoing provides only a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Agreement filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2024 the Company agreed to create a class of 2,000 shares of Series I Preferred Stock in order to consummate the Agreement with the Targets. The Series I Preferred Stock shall have a stated value of $1,000 per share, vote on an as converted basis together with the outstanding shares of the Company common stock and shall be convertible at any time after one (1) year from issuance into a number of shares of the Company’s common stock that equals 0.01 percent (0.01%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion, such that 100 shares of Series I Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion (the “Conversion Rate”).

No Partial Conversion. A Holder of shares of Series I Preferred Stock shall be required to convert all of such Holder’s shares of Series I Preferred Stock, should any such holder exercise his, her or its rights of conversion.

Protection Provisions. So long as any shares of Series I Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series I Preferred Stock, alter or change the rights, preferences or privileges of the Series I Preferred Stock so as to affect adversely the holders of Series I Preferred Stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1, which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger dated December 31, 2024
3.1	Certificate of Designation for Series I Preferred Shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bowmo, Inc.

Date: December 19, 2024	By:	/s/ Michael E. Lakshin

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